SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
March 2, 2022
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SCIENTIFIC INDUSTRIES, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive
Bohemia, New York 11716
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(Address of principal executive offices)

(631) 567-4700
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(Registrant's telephone number, including area code)

Not Applicable
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(Former name or former address, if changed since last report)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES

On March 2, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) pursuant to which the Company sold, and the Investors purchased, an aggregate of 549,456 shares of common stock (the “Shares”) and warrants (the “Warrants”) to purchase up to an additional 274,727 shares of common stock (the “Warrant Shares”), at an offering price of $5.50 per share, for a total consideration of $3,000,008. The closing under the Purchase Agreement occurred on March 2, 2022, and the Company intends to use the net proceeds from the sale of the securities for working capital needs.

Each Warrant is exercisable for the purchase of one share of the Company’s common stock at an exercise price of $5.50 per share. The Warrants are immediately exercisable and expire five years from their date of issuance. If at any time commencing 12 months from the Closing Date, but before the expiration of the Warrant, the volume weighted average pricing of the Company’s common stock exceeds $11.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) for each of thirty consecutive trading days, then the Company may, at any time in its sole discretion, call for the exercise of the Warrant, in its entirety.

The Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors to have the Shares and Warrant Shares included in a registration statement to be prepared and filed with the Securities and Exchange Commission within 90 days of the closing date, so as to permit the registered resale of the Shares and the Warrant Shares. Under the Registration Rights Agreement, the Company shall use its best efforts to have such registration statement declared and maintained effective for a period of one (1) year following the initial date of effectiveness. In addition, the holders of at 200,000 of the shares eligible for registration under the Registration Rights Agreement shall have the right (up to two times), exercisable at any time prior to March 2. 2027, to request that the Company file with the Securities and Exchange Commission a registration statement for all or part of such shares beneficially owned by the holders of such shares.

The sale of the Shares and Warrants was made in a private placement transaction, pursuant to the exemption provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section and pursuant to exemptions under state securities laws.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Shares, Warrants, Warrant Shares or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

A copy of the Purchase Agreement, the Registration Rights Agreement and the form of Warrant are attached hereto as exhibits. This summary description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the Registration Rights Agreement and the form of Warrant which are incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(a) and (b) not applicable.

(c) Exhibits

Exhibit No.	Description

4.1	Form of Warrant
4.2	Registration Rights Agreement by and among the Company and the Investors
10.1	Securities Purchase Agreement by and among the Company and the Investors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: March 2, 2022	By:	/s/ Helena R. Santos
Helena R. Santos,
President and Chief Executive Officer